As filed with the Securities and Exchange Commission on April 13, 2010
Registration No. 333-164492
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PAA Natural Gas Storage, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	27-1679071
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 1500
Houston, Texas 77002
(713) 646-4100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard K. McGee
Tim Moore
333 Clay Street, Suite 1500
Houston, Texas 77002
(713) 646-4100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman D. Alan Beck, Jr. Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Gerald M. Spedale Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-164492) of PAA Natural Gas Storage, L.P. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 3 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 3 does not include a copy of the preliminary prospectus.

Part II

Information required in the registration statement

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, which will be paid by PAA Natural Gas Storage, L.P. With the exception of the Securities and Exchange Commission registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee	$16,399
FINRA filing fee	23,500
Printing and engraving expenses	360,000
Fees and expenses of legal counsel	815,000
Accounting fees and expenses	500,000
Transfer agent and registrar fees	25,000
New York Stock Exchange listing fee	250,000
Miscellaneous	10,101

Total	$2,000,000

ITEM 14.	INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR GENERAL PARTNER’S BOARD OF DIRECTORS.

The section of the prospectus entitled “The Partnership Agreement — Indemnification” is incorporated herein by reference. Reference is also made to the underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which has been filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The officers and directors of our general partner will be insured against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On January 15, 2010, in connection with the formation of PAA Natural Gas Storage, L.P. (the “Partnership”), the Partnership issued to (i) its general partner the 2.0% general partner interest in the Partnership for $20 and (ii) Plains All American Pipeline, L.P. the 98.0% limited partner interest in the Partnership for $980. The issuance was exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1	.1*	—	Form of Underwriting Agreement

3	.1**	—	Certificate of Limited Partnership of PAA Natural Gas Storage, L.P.

3	.2**	—	Form of Amended and Restated Limited Partnership Agreement of PAA Natural Gas Storage, L.P. (included as Appendix A in the prospectus included in this Registration Statement)

3	.3**	—	Certificate of Formation of PNGS GP LLC

3.4		—	Form of Amended and Restated Limited Liability Company Agreement of PNGS GP LLC

Exhibit
Number			Description

5.1		—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1		—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1		—	Form of Contribution Agreement

10	.2**	—	Form of Omnibus Agreement

10	.3†	—	Form of PAA Natural Gas Storage, L.P. Long Term Incentive Plan

10	.4†	—	Form of PAA Natural Gas Storage, L.P. Phantom Unit and Distribution Equivalent Right Grant Letter

10	.5†	—	Form of PAA Natural Gas Storage, L.P. Phantom Unit Grant Letter

10	.6†	—	Form of PNGS GP LLC Class B Restricted Unit Agreement

10	.7**	—	Agreement to Lease with Option to Purchase, dated May 1, 2006, between Industrial Development Board No. 1 of the Parish of Evangeline, State of Louisiana, Inc. and Pine Prairie Energy Center, LLC

10	.8**	—	Form of Credit Agreement by and among PAA Natural Gas Storage, L.P., Bank of America, N.A., as Administrative Agent, and the Lenders party thereto

10	.9†	—	Employment Agreement, effective September 15, 2009, between Richard McGee and Plains All American GP LLC

10	.10†	—	Employment Agreement, effective November 1, 2008, between Dean Liollio and Plains All American GP LLC

10	.11**	—	Form of Tax Sharing Agreement

21.1		—	List of Subsidiaries of PAA Natural Gas Storage, L.P.

23	.1**	—	Consent of PricewaterhouseCoopers

23.2		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23	.4**	—	Consent of Director Nominee

24	.1**	—	Powers of Attorney

*	To be filed by amendment.
**	Previously Filed.
†	Compensatory plan or arrangement.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to provide to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Plains All American Pipeline, L.P. or its subsidiaries, and of fees, commissions, compensation and other benefits paid, or accrued to Plains All American Pipeline, L.P. or its subsidiaries for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 13, 2010.

PAA Natural Gas Storage, L.P.

By:	PNGS GP LLC, its general partner

By:	/s/ Richard K. McGee
Name:     Richard K. McGee
Title:     Vice President — Legal and
      Business Development

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

PNGS GP LLC, as general partner of PAA NATURAL GAS STORAGE, L.P.

Signature	Title	Date

* Greg L. Armstrong	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 13, 2010

* Harry N. Pefanis	Vice Chairman and Director	April 13, 2010

* Dean Liollio	President and Director	April 13, 2010

* Al Swanson	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 13, 2010

* Tina L. Summers	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)	April 13, 2010

*By: /s/ Richard K. McGee Richard K. McGee, Attorney-in-Fact

Exhibit
Number			Description

1	.1*	—	Form of Underwriting Agreement

3	.1**	—	Certificate of Limited Partnership of PAA Natural Gas Storage, L.P.

3	.2**	—	Form of Amended and Restated Limited Partnership Agreement of PAA Natural Gas Storage, L.P. (included as Appendix A in the prospectus included in this Registration Statement)

3	.3**	—	Certificate of Formation of PNGS GP LLC

3.4		—	Form of Amended and Restated Limited Liability Company Agreement of PNGS GP LLC

5.1		—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1		—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1		—	Form of Contribution Agreement

10	.2**	—	Form of Omnibus Agreement

10	.3†	—	Form of PAA Natural Gas Storage, L.P. Long Term Incentive Plan

10	.4†	—	Form of PAA Natural Gas Storage, L.P. Phantom Unit and Distribution Equivalent Right Grant Letter

10	.5†	—	Form of PAA Natural Gas Storage, L.P. Phantom Unit Grant Letter

10	.6†	—	Form of PNGS GP LLC Class B Restricted Unit Agreement

10	.7**	—	Agreement to Lease with Option to Purchase, dated May 1, 2006, between Industrial Development Board No. 1 of the Parish of Evangeline, State of Louisiana, Inc. and Pine Prairie Energy Center, LLC

10	.8**	—	Form of Credit Agreement by and among PAA Natural Gas Storage, L.P., Bank of America, N.A., as Administrative Agent, and the Lenders party thereto

10	.9†	—	Employment Agreement, effective September 15, 2009, between Richard McGee and Plains All American GP LLC

10	.10†	—	Employment Agreement, effective November 1, 2008, between Dean Liollio and Plains All American GP LLC

10	.11**	—	Form of Tax Sharing Agreement

21.1		—	List of Subsidiaries of PAA Natural Gas Storage, L.P.

23	.1**	—	Consent of PricewaterhouseCoopers

23.2		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23	.4**	—	Consent of Director Nominee

24	.1**	—	Powers of Attorney

*	To be filed by amendment.
**	Previously Filed.
†	Compensatory plan or arrangement.